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Exhibit 99.1:



                                    CONSENT



    I hereby consent to the use of my name, the description of my intention to join the Board of Directors of eToys Inc. (the "Company"), and my background under the heading "Management-- Executive Officers and Directors" in the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about May 10, 1999, and any amendments thereto (including any filing under Rule 462 promulgated under the Securities Act of 1933).



                                          /s/ MATTHEW N. GLICKMAN
          ----------------------------------------------------------------------
                                          Matthew N. Glickman



May 7, 1999